Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact: Bernard H. Clineburg,
Tysons Corner, Virginia	Chairman, Chief Executive Officer
October 21, 2015	or
Mark A. Wendel,
EVP, Chief Financial Officer
703-584-3400

CARDINAL ANNOUNCES THIRD QUARTER 2015 EARNINGS

Cardinal Financial Corporation (NASDAQ: CFNL) (the “Company”) today reported that third quarter of 2015 earnings increased 19% from a year ago, to $11.2 million, or $0.34 per diluted share, compared to $9.4 million, or $0.29 per diluted share, for the quarterly period ended September 30, 2014.  For the nine month year to date period, earnings increased 73% to $38.3 million, or $1.15 per diluted share, compared to $22.2 million, or $0.68 per diluted share, for the nine month year to date period of 2014.

Certain non-operating items impacted the financial results for the year to date periods reported above. In the second quarter of 2015, Cardinal recorded one-time non interest income of approximately $2.95 million related to litigation and approximately $500,000 of related expenses.  Year to date results for 2014 included expenses related to the Company’s January 2014 acquisition of United Financial Banking Companies, Inc. (UFBC).  Excluding the impact associated with the litigation and the acquisition expenses related to UFBC (see Table 4), the current year to date adjusted net income was $37.0 million, a 42% increase over $26.0 million for the same period a year ago.

Selected Highlights

•                  Loans held for investment grew $122 million during the quarter, or 17% annualized.   Asset quality remains excellent.  At September 30, 2015, nonperforming assets decreased to $721,000, or 0.02% of total assets. The Company had $0 past due loans 90 days or more, and $0 real estate owned.  Year to date, the Company had net recoveries of 0.12% of average loans outstanding.

•                  Operating net income increased 11% to $13.0 million, or $0.39 per share, for the current quarter versus $11.7 million, or $0.35 per share, for the year ago quarter.  For the year to date period ended September 30, 2015, operating net income increased 46% to $33.9 million, or $1.03 per share, versus $23.2 million, or $0.71 per share, for the same period a year ago.  Operating net income is a non-GAAP measure which excludes the impact of Staff Accounting Bulletin (“SAB”) 109 that creates earnings volatility, and management believes operating net income more accurately reflects the performance of the Company.  See Table 4 for a comparison of operating versus GAAP net income.

•                  Net income for the commercial banking segment was $29.6 million for the current year to date period, versus $23.5 million for the same period a year ago.  Before merger and acquisition (M&A) expenses, net income for these same respective periods was $29.9 million versus $27.0 million, an increase of 11%.

•                  The Company’s mortgage banking subsidiary, George Mason Mortgage, continued its solid performance.  For the current quarter, it reported net income of $631,000 and delivered operating net income of $2.4 million.

•                  All capital ratios exceed the requirements of banking regulators to be considered well-capitalized.  Tangible common equity capital (TCE) as a percentage of total assets was 9.36% at September 30, 2015.

Review of Balance Sheet

At September 30, 2015, total assets of the Company were $3.88 billion, an increase of 17% from total assets of $3.31 billion at September 30, 2014. Loans held for investment grew to $2.92 billion versus $2.49 billion a year ago, a 17% increase.   Loans held for sale increased to $378 million at September 30, 2015 compared to $313 million at September 30, 2014, and the Company’s investment portfolio increased to $430 million from $341 million for these same respective periods.

Over the past year, deposit balances increased $514 million to $2.94 billion from $2.42 billion, an increase of 21%.   Non-interest bearing demand deposit accounts, which represented 21% of total deposits, increased $67 million to $621 million. Customer deposits and customer repurchase accounts were $2.65 billion, an increase of 18% since September 30, 2014.

Net Interest Income

The Company’s net interest income increased 6%, to $29.6 million from $27.9 million, for the three month periods ended September 30, 2015 and 2014, respectively.  Average interest earning assets increased to $3.58 billion from $3.09 billion a year ago, and average interest bearing liabilities increased to $2.65 billion from $2.27 billion.  The Company’s tax equivalent net interest margin was 3.37% for the current quarter and 3.66% for the same quarter of last year.  The yield on interest earning assets declined from 4.35% for the year ago quarter to 4.06% for the current quarter as new loan originations and security purchases are being recorded at lower rates than maturing assets, a result of competition and the historically low rate environment that has existed for the past several years. For these same respective periods, the cost of interest bearing liabilities has remained at 0.93%. The Company initiated several customer driven deposit strategies to attract new banking relationships and new money during the first nine months of the year.

Commercial Banking Review

For the current quarter ended September 30, 2015, net income for the commercial banking segment was $11.0 million, an increase of 6% from $10.4 million for the year ago quarter. For the current year to date period, net income was $29.6 million, versus $23.5 million a year ago.  Before M&A expenses, net income for these same respective periods was $29.9 million versus $27.0 million, an increase of 11% (see Table 6).

The recovery from loan losses was $547,000 for the current quarter versus $0 for the year ago quarter. The allowance for loan losses was 1.08% of loans outstanding at September 30, 2015 versus 1.19% at September 30, 2014.  This ratio decrease from a year ago is primarily the result of improving credit quality.  The Company’s nonperforming assets were 0.02% of total assets at September 30, 2015 compared to 0.19% a year ago.  For the year to date period, there were recoveries from previously charged off loans in excess of current charge offs of 0.12% of average loans outstanding.

Non-interest income was $1.7 million for the current quarter compared to $1.6 million for the year ago quarter.  Deposit and loan fees were $584,000 and $344,000, respectively for the current quarter versus $571,000 and $340,000 for the same period of 2014.  Securities gains in the commercial banking segment totaled $769,000 for the current quarter versus $665,000 for the same year ago period.

Non-interest expense was $15.3 million for the current quarter versus $13.4 million for the prior year quarter.  The increase in non-interest expense from a year ago is largely a result of the Company electing to change its parent company expense allocation associated with managing the bank, which resulted in a bank expense increase of over $670,000.  Additionally, variable compensation expenses related to incentives for performance increased $800,000 compared to the year ago quarter.  The commercial bank’s efficiency ratio for the current quarter was 49.7%.

Mortgage Banking Review

For the current quarter ended September 30, 2015, the mortgage banking segment reported a net profit of $631,000, and it delivered operating net income of $2.4 million.  Operating net income (a non-GAAP measure) excludes the impact of the Staff Accounting Bulletin (“SAB”) 109 accounting requirement to record unrealized gains on forward commitments to sell its locked mortgage loan pipeline.  Comparable quarterly results are shown below.

	Q3 2015	Q3 2014	YTD 2015	YTD 2014
Mortgage Banking: (in 000’s)
Reported Net Income	$631	$(76)	$9,017	$1,896
Reverse Impact of SAB 109	1,760	2,167	(3,182)	(2,772)
Operating Net Income	$2,391	$2,091	$5,835	$(876)

The accompanying Table 7 provides additional recent quarterly information regarding the impact of SAB 109.

During the third quarter of 2015, closed loans were $885 million and loans sold to investors totaled $983 million, versus $827 million and $890 million, respectively, for the same quarter of 2014.  Net realized gain on sales and other fees, before the impact of SAB 109, were $10.8 million for the current quarter versus $9.9 million for the same period a year ago.  The improvement is the result of the higher production levels and a gain on sale margin increase to 2.61% from 2.52% a year ago.  As previously announced, in late June, George Mason began a program to sell approximately 25% of its loan originations on a pooled mandatory delivery basis in order to increase profitability.  Traditionally, all loans have been sold individually on a best efforts basis. The increase in the gain on sale margin is reflective of the success of this program during the third quarter as the mandatory loan sale program performed as expected.

Loan applications totaled $1.1 billion during the third quarter of 2015, down from $1.4 billion for quarter ended June 30, 2015.  Purchase money applications were $850 million, which represented 74% of total application volume in the current quarter versus 77% in the previous quarter.  The second quarter of each year is typically the most active for home buyers in George Mason’s markets, and purchase money activity usually slows from these levels during the third and fourth quarters.

Operating expenses increased $391,000 in the current quarter when compared to the year ago quarter.   The change was due to expenses related to the higher levels of production.

Capital Ratios

The Company remains in excess of all regulatory standards to be considered a well capitalized bank.

MANAGEMENT COMMENTS

Bernard H. Clineburg, Chairman and Chief Executive Officer of the Company, said:

“I am again pleased with how our Company performed during the third quarter of 2015. On an operating basis, our commercial banking segment’s year to date net income improved 11%.  Our business development efforts and commitment to the local markets continued to drive new relationships. Loan growth of $122 million continues to illustrate the quality of our commercial team and their persistence in achieving goals. Credit metrics remained pristine, and our banking offices successfully executed upon our deposit campaigns to increase our core customer balances by almost 18%.

“The mortgage banking division also had another strong quarter with operating earnings of $2.4 million. Approximately 75% of volume continues to be purchase money mortgages, providing stability in diverse economic conditions. Costs increased slightly due to production levels; however, we remained focused on increasing operating efficiencies.

“Looking forward, we will continue to concentrate on gaining profitable market share, either through de novo expansion or acquisition, which will increase our franchise value.  We remain committed to maintaining and growing a strong financial services company for our employees, clients, the communities we serve, and especially our shareholders.”

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements contain information related to matters such as the Company’s intent, belief or expectation with regard to such matters as financial and operational performance, credit quality and branch expansion. Such statements are necessarily based on management’s assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond the control of the Company. Such risks and uncertainties could cause actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of some of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and other reports filed with and furnished to the Securities and Exchange Commission.  The Company has no obligation and does not undertake to update, revise or correct any of the forward-looking statements after the date of this press release, or after the respective dates on which such statements otherwise are made.

About Cardinal Financial Corporation: Cardinal Financial Corporation, a financial holding company headquartered in Tysons Corner, Virginia with assets of $3.88 billion at September 30, 2015, serves the Washington Metropolitan region through its wholly-owned subsidiary, Cardinal Bank. Cardinal also operates several other subsidiaries: George Mason Mortgage, LLC, a residential mortgage lending company based in Fairfax, Virginia and Cardinal Wealth Services, Inc., a wealth management services company. The Company’s stock is traded on NASDAQ (CFNL). For additional information please visit our Web site at www.cardinalbank.com or call (703) 584-3400.

Table 1.

Cardinal Financial Corporation and Subsidiaries

Summary Statements of Condition

(Dollars in thousands)

(Unaudited)

				% Change
	September 30, 2015	December 31, 2014	September 30, 2014	Current Year	Year Over Year

Cash and due from banks	$18,744	$20,298	$21,390	-7.7%	-12.4%
Federal funds sold	13,692	17,891	26,170	-23.5%	-47.7%

Investment securities available-for-sale	421,214	339,131	330,415	24.2%	27.5%
Investment securities held-to-maturity	3,857	4,024	6,072	-4.2%	-36.5%
Investment securities — trading	5,274	5,067	4,724	4.1%	11.6%
Total investment securities	430,345	348,222	341,211	23.6%	26.1%

Other investments	16,111	15,941	19,394	1.1%	-16.9%
Loans held for sale	377,878	315,323	313,525	19.8%	20.5%

Loans receivable, net of fees:
Commercial and industrial	347,914	354,693	321,978	-1.9%	8.1%
Real estate - commercial	1,356,821	1,254,270	1,221,498	8.2%	11.1%
Real estate - construction	620,982	432,171	426,111	43.7%	45.7%
Real estate - residential	436,832	403,744	388,247	8.2%	12.5%
Home equity lines	150,769	131,156	126,317	15.0%	19.4%
Consumer	4,739	5,080	5,142	-6.7%	-7.8%
Loans receivable, net of fees	2,918,057	2,581,114	2,489,293	13.1%	17.2%
Allowance for loan losses	(31,572)	(28,275)	(29,537)	11.7%	6.9%
Loans receivable, net	2,886,485	2,552,839	2,459,756	13.1%	17.3%

Premises and equipment, net	25,398	25,253	25,385	0.6%	0.1%
Goodwill and intangibles, net	36,747	37,312	37,012	-1.5%	-0.7%
Bank-owned life insurance	32,876	32,546	32,418	1.0%	1.4%
Other assets	43,460	33,509	38,664	29.7%	12.4%

TOTAL ASSETS	$3,881,736	$3,399,134	$3,314,925	14.2%	17.1%

Non-interest bearing deposits	$620,630	$572,071	$553,629	8.5%	12.1%
Interest checking	433,372	422,291	444,437	2.6%	-2.5%
Money markets	447,536	372,591	338,087	20.1%	32.4%
Statement savings	278,871	254,722	254,770	9.5%	9.5%
Certificates of deposit	738,878	603,237	548,907	22.5%	34.6%
Brokered certificates of deposit	419,461	310,418	284,975	35.1%	47.2%
Total deposits	2,938,748	2,535,330	2,424,805	15.9%	21.2%

Other borrowed funds	469,019	437,995	476,828	7.1%	-1.6%
Mortgage funding checks	20,418	19,469	15,510	4.9%	31.6%
Escrow liabilities	2,861	2,035	2,242	40.6%	27.6%
Other liabilities	45,467	26,984	27,473	68.5%	65.5%

Shareholders’ equity	405,223	377,321	368,067	7.4%	10.1%

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$3,881,736	$3,399,134	$3,314,925	14.2%	17.1%

Table 2.

Cardinal Financial Corporation and Subsidiaries

Summary Income Statements

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
	September 30			September 30
	2015	2014	% Change	2015	2014	% Change

Net interest income	$29,634	$27,916	6.2%	$85,923	$80,496	6.7%
Provision for loan losses	547	—	100.0%	(939)	(2,541)	-63.0%
Net interest income after provision for loan losses	30,181	27,916	8.1%	84,984	77,955	9.0%

Non-interest income:
Service charges on deposit accounts	584	571	2.3%	1,705	1,641	3.9%
Loan fees	344	340	1.2%	1,289	951	35.5%
Income from bank owned life insurance	118	111	6.3%	330	356	-7.3%
Net realized gains on investment securities	960	721	33.1%	1,518	1,046	45.1%
Litigation recovery	—	—	100.0%	2,950	—	100.0%
Other non-interest income	6	13	-53.8%	17	44	-61.4%
Commercial banking & other non-interest income	2,012	1,756	14.6%	7,809	4,038	93.4%

Management fee income	—	—	0.0%	—	21	-100.0%
Gains from mortgage banking activities	22,915	19,015	20.5%	75,754	55,930	35.4%
Less: mortgage loan origination expenses	(14,802)	(12,448)	18.9%	(40,363)	(31,742)	27.2%
Mortgage banking non-interest income	8,113	6,567	23.5%	35,391	24,209	46.2%

Wealth management non-interest income	142	128	10.9%	400	554	-27.8%
Total non-interest income	10,267	8,451	21.5%	43,600	28,801	51.4%

Net interest income and non-interest income	40,448	36,367	11.2%	128,584	106,756	20.4%

Salaries and benefits	13,409	10,726	25.0%	37,453	33,586	11.5%
Occupancy	2,492	2,601	-4.2%	7,323	7,776	-5.8%
Depreciation	828	972	-14.8%	2,550	2,789	-8.6%
Data processing & communications	1,373	1,603	-14.3%	4,336	4,905	-11.6%
Professional fees	852	783	8.8%	3,577	2,476	44.5%
FDIC insurance assessment	516	391	32.0%	1,548	1,119	38.3%
Mortgage loan repurchases and settlements	47	—	100.0%	47	83	-43.4%
Merger and acquisition expense	—	64	-100.0%	472	5,733	-91.8%
Other operating expense	4,478	5,075	-11.8%	13,710	14,733	-6.9%
Total non-interest expense	23,995	22,215	8.0%	71,016	73,200	-3.0%
Income before income taxes	16,453	14,152	16.3%	57,568	33,556	71.6%
Provision for income taxes	5,244	4,710	11.3%	19,249	11,391	69.0%
NET INCOME	$11,209	$9,442	18.7%	$38,319	$22,165	72.9%

Earnings per common share - basic	$0.34	$0.29	17.7%	$1.17	$0.69	71.0%

Earnings per common share - diluted	$0.34	$0.29	17.4%	$1.15	$0.68	70.7%

Weighted-average common shares outstanding - basic	32,766,772	32,482,195	0.9%	32,710,435	32,345,319	1.1%

Weighted-average common shares outstanding - diluted	33,311,261	32,933,774	1.1%	33,191,915	32,771,787	1.3%

Table 3.

Cardinal Financial Corporation and Subsidiaries

Selected Financial Information

(Dollars in thousands, except per share data and ratios)

(Unaudited)

	For the Three Months Ended September 30		For the Nine Months Ended September 30
	2015	2014	2015	2014
Performance Ratios:
Return on average assets	1.20%	1.16%	1.43%	0.94%
Return on average equity	11.02%	10.20%	12.81%	8.03%
Net interest margin (1)	3.37%	3.66%	3.40%	3.63%
Efficiency ratio (2)	60.14%	61.09%	54.83%	66.97%
Non-interest income to average assets	1.10%	1.04%	1.62%	1.22%
Non-interest expense to average assets	2.57%	2.74%	2.64%	3.09%

Mortgage Banking Select Data:
$ of loan applications - George Mason Mortgage	$1,149,000	$973,000	$4,147,000	$3,054,000
$ of loan applications - Managed Mortgage Company Affiliates	—	—	—	1,400
Total	1,149,000	973,000	4,147,000	3,055,400

Refi % of loan applications - George Mason Mortgage	26%	20%	32%	19%
Refi % of loans applications- Managed Mortgage Company Affiliates	0%	0%	0%	15%
Total	26%	20%	32%	19%

$ of loans closed - George Mason Mortgage	$885,715	$826,786	$2,815,713	$2,220,318
$ of loans closed - Managed Mortgage Company Affiliates	—	—	—	13,034
Total	885,715	826,786	2,815,713	2,233,352

# of loans closed - George Mason Mortgage	2,628	2,399	8,316	6,637
# of loans closed - Managed Mortgage Company Affiliates	—	—	—	30
Total	2,628	2,399	8,316	6,667

$ of loans sold - George Mason Mortgage	$983,355	$889,549	$2,755,321	$2,195,176
$ of loans sold - Managed Mortgage Company Affiliates	—	—	—	71,504
Total	983,355	889,549	2,755,321	2,266,680

$ of locked commitments - George Mason Mortgage	$838,785	$761,137	$2,937,477	$2,274,853
$ locked commitments at period end - George Mason Mortgage			$316,684	$265,443
$ of loans held for sale at period end - George Mason Mortgage			$329,712	$259,703
Realized gain on sales and fees as a % of loan sold (3)	2.61%	2.52%	2.57%	2.35%
Net realized gains as a % of realized gains (Gain on sale margin) (4)	42.28%	44.37%	43.01%	38.52%

Asset Quality Data:
Net charge-offs (recoveries) to average loans receivable, net of fees			-0.12%	0.05%
Total nonaccrual loans			$721	$5,472
Real estate owned			$—	$—
Nonperforming loans to loans receivable, net of fees			0.02%	0.25%
Nonperforming loans to total assets			0.02%	0.19%
Nonperforming assets to total assets			0.02%	0.19%
Total loans receivable past due 30 to 89 days			$56	$883
Total loans receivable past due 90 days or more			$—	$792
Allowance for loan losses to loans receivable, net of fees			1.08%	1.19%
Allowance for loan losses to nonperforming loans			4378.92%	471.54%

Capital Ratios:
Common equity tier 1 capital			9.91%	N/A
Tier 1 risk-based capital			10.59%	10.95%
Total risk-based capital			11.47%	11.91%
Leverage capital ratio			10.46%	10.70%
Book value per common share			$12.58	$11.49
Tangible book value per common share (5)			$11.44	$10.34
Common shares outstanding			32,209	32,029

(1) The average yields for loans receivable and investment securities available-for-sale are reported on a fully taxable-equivalent basis at a rate of 33% for 2015 and 2014.

(2) Efficiency ratio is calculated as total non-interest expense divided by the total of net interest income and non-interest income.

(3) Realized gains are those gains recognized on the date the loan is sold and do not include the unrealized gains recognized at the loan commitment date.

(4) Net realized gains are gains net of loan origination expense recognized on the date the loan is sold and do not include the unrealized gains recognized at the loan commitment date.

(5) Tangible book value is calculated as total shareholders’ equity less goodwill and other intangible assets, divided by common shares outstanding.

Table 4.

Cardinal Financial Corporation and Subsidiaries

(Dollars in thousands, except share and per share data)

(Unaudited)

Mortgage Revenue Recognition Impact of SAB 109 (Written Loan Commitments Recorded at Fair Value Through Earnings)

	For the Three Months Ended September 30			For the Nine Months Ended September 30
	2015	2014	% Change	2015	2014	% Change
Net Gains from Mortgage Banking Activities:
As Reported
Fair value of LCs / unrealized gains recognized @ LC date **(see note below)	$22,915	$19,015	20.51%	$75,754	$55,930	35.44%
Loan origination expenses recognized @ loan sale date	14,802	12,448	18.91%	40,363	31,742	27.16%
Reported Net Gains from Mortgage Banking Activities	8,113	6,567	23.54%	35,391	24,188	46.32%

As Adjusted
Realized gains recognized @ loan sale date	25,643	22,375	14.61%	70,820	51,632	37.16%
Loan origination expenses recognized @ loan sale date	14,802	12,448	18.91%	40,363	31,742	27.16%
Adjusted Net Gains from Mortgage Banking Activities	10,841	9,927	9.21%	30,457	19,890	53.13%

Impact of SAB 109 on Net Gains from Mortgage Banking Activities:
Increase/(Decrease) in Unrealized Gains on Mortgage Banking Activities Related to SAB 109	$(2,728)	$(3,360)	-18.81%	$4,934	$4,298	14.80%

Net Income Reconciliation for the Impact of Merger and Acquisition Expenses and SAB 109

	For the Three Months Ended September 30			For the Nine Months Ended September 30
	2015	2014	% Change	2015	2014	% Change
Net Income Reconciliation:
Reported net income	$11,209	$9,442	18.71%	38,319	$22,165	72.88%
Aftertax litigation settlement (less associated legal expenses)	—	—	100.00%	(1,592)	—	100.00%
Aftertax merger and acquisition expense	—	43	-100.00%	313	3,835	-91.84%
Adjusted net income	11,209	9,485	18.18%	$37,040	$26,000	42.46%
Aftertax net increase / (decrease) in unrealized gains on mortgage banking activities related to SAB 109	(1,760)	(2,167)	-18.81%	3,182	2,772	14.80%
Operating Net Income	$12,969	$11,652	11.30%	$33,857	$23,228	45.76%

Earnings per Share (EPS) Reconciliation:
Reported net income	$0.34	$0.29	17.37%	$1.15	$0.68	70.69%
Aftertax litigation settlement (less associated legal expenses)	—	—	100.00%	(0.04)	—	100.00%
Aftertax merger and acquisition expense	—	0.00	-100.00%	0.01	0.11	-91.19%
Adjusted net income	0.34	0.29	16.84%	1.13	0.79	41.92%
Aftertax net increase / (decrease) in unrealized gains on mortgage banking activities related to SAB 109	(0.05)	(0.06)	-5.35%	0.10	0.08	13.34%
Operating Net Income	$0.39	$0.35	10.04%	$1.03	$0.71	45.33%

Operating Performance Ratios:
Return on average assets	1.39%	1.44%		1.26%	0.98%
Return on average equity	12.75%	12.59%		11.32%	8.42%
Efficiency ratio	56.29%	55.92%		57.00%	69.71%
Non-interest income to average assets	1.39%	1.46%		1.44%	1.04%

**

Per the accounting guidance set forth by SEC Staff Accounting Bulleting (SAB) 109 regarding mortgage lending activities, the fair value of a “locked” commitment, or an unrealized gain, is recognized in income on the day of the locked commitment (LC).  As a result of this revenue recognition, the unrealized gains then become part of the basis of the ensuing loan held for sale (LHFS) when the loan is closed. When the loan is sold to investors, the “price” received is equal to the basis of the loan held for sale, and there is no gain or loss recognized. At any point in time (e.g. quarter end) the fair value of the LCs and the premium to the par value of LHFS represent unrealized gains that have been recognized in income, either in the current period or prior periods.  This accounting creates a mismatch between the income recognition on loan production and expense recognition for those same loans, which is discussed below.

In accordance with accounting rules (formally FAS 91), direct (e.g. commissions) and indirect loan expenses associated with originating, underwriting and closing loans are deferred and amortized over the life of the loan.  In mortgage banking, this results in the mentioned expenses being recognized at the time of investor purchase of the loan (i.e. loan sale date) which often occurs in the quarter subsequent to the original LC and creates a mismatch in the timing of the revenue and expense.  These expenses are “netted” from the gain on sale from mortgage banking activities, which is included in non-interest income.

Table 5.

Cardinal Financial Corporation and Subsidiaries

Average Statements of Condition and Yields on Earning Assets and Interest-Bearing Liabilities

Three and Nine Months Ended September 30, 2015 and 2014

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended				For the Nine Months Ended
	September 30, 2015		September 30, 2014		September 30, 2015		September 30, 2014
	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield
Interest-earning assets:
Loans receivable, net of fees (1)
Commercial and industrial	$337,667	3.43%	$301,251	4.44%	$341,030	3.58%	$285,329	4.44%
Real estate - commercial	1,311,664	4.38%	1,185,110	4.54%	1,286,353	4.42%	1,173,169	4.43%
Real estate - construction	592,669	4.69%	419,110	5.09%	518,423	4.71%	411,073	5.02%
Real estate - residential	410,605	3.69%	357,502	3.82%	399,446	3.75%	327,656	3.97%
Home equity lines	145,625	3.12%	121,025	3.69%	139,747	3.19%	117,178	3.70%
Consumer	4,602	5.52%	4,921	5.88%	4,845	5.71%	5,432	5.78%
Total loans	2,802,832	4.17%	2,388,919	4.48%	2,689,844	4.21%	2,319,837	4.45%

Loans held for sale	364,513	3.97%	341,925	4.16%	346,088	3.85%	291,585	4.26%
Investment securities - available-for-sale (1)	355,216	3.77%	319,567	3.93%	328,999	3.78%	330,205	3.97%
Investment securities - held-to-maturity	3,859	1.31%	6,173	2.40%	3,924	1.76%	6,877	2.17%
Other investments	13,113	4.74%	15,431	3.39%	13,412	4.50%	15,042	3.65%
Federal funds sold	41,108	0.22%	19,229	0.19%	39,772	0.21%	31,899	0.21%
Total interest-earning assets	3,580,641	4.06%	3,091,244	4.35%	3,422,039	4.08%	2,995,445	4.32%

Non-interest earning assets:
Cash and due from banks	19,964		19,390		20,679		25,270
Premises and equipment, net	25,043		25,806		25,087		25,765
Goodwill and intangibles, net	36,842		37,116		37,037		33,548
Accrued interest and other assets	110,463		99,027		105,670		105,038
Allowance for loan losses	(31,564)		(29,865)		(29,951)		(29,784)

TOTAL ASSETS	$3,741,389		$3,242,718		$3,580,561		$3,155,282

Interest-bearing liabilities:
Interest checking	$429,211	0.48%	$433,251	0.50%	$427,496	0.49%	$428,951	0.51%
Money markets	431,958	0.36%	336,586	0.29%	392,806	0.34%	325,097	0.30%
Statement savings	280,467	0.37%	257,212	0.27%	272,302	0.34%	253,047	0.27%
Certificates of deposit	1,141,622	1.10%	828,053	0.99%	1,075,915	1.05%	813,349	0.98%
Total interest-bearing deposits	2,283,258	0.75%	1,855,102	0.65%	2,168,519	0.72%	1,820,444	0.65%

Other borrowed funds	369,481	2.02%	415,635	2.17%	368,965	2.07%	388,385	2.29%
Total interest-bearing liabilities	2,652,739	0.93%	2,270,737	0.93%	2,537,484	0.92%	2,208,829	0.94%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	638,658		565,650		605,088		544,928
Other liabilities	43,058		36,120		39,222		33,702

Shareholders’ equity	406,934		370,211		398,767		367,823

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$3,741,389		$3,242,718		$3,580,561		$3,155,282

NET INTEREST MARGIN (1)		3.37%		3.66%		3.40%		3.63%

(1) The average yields for loans receivable and investment securities available-for-sale are reported on a fully taxable-equivalent basis at a rate of 33% for 2015 and 2014.

Table 6.

Cardinal Financial Corporation and Subsidiaries

Segment Reporting

(Dollars in thousands)

(Unaudited)

	Commercial	Mortgage	Wealth		Intersegment
	Banking	Banking	Management	Other	Elimination	Consolidated
At and for the Three Months Ended September 30, 2015:
Net interest income	$29,137	$682	$—	$(185)	$—	$29,634
Non-interest income	1,723	8,217	131	196	—	10,267
Non-interest expense	15,339	7,905	112	639	—	23,995
Net income (loss) before provision and taxes	15,521	994	19	(628)	—	15,906
Provision for loan losses	(547)	—	—	—	—	(547)
Provision for income taxes	5,089	363	7	(215)	—	5,244
Reported net income (loss)	$10,979	$631	$12	$(413)	$—	$11,209
Increase (decrease) in unrealized gains on mortgage banking activities (SAB 109)	—	2,728	—	—	—	2,728
Change in provision for income taxes associated with SAB 109	—	(968)	—	—	—	(968)
Operating net income (loss)	$10,979	$2,391	$12	$(413)	$—	$12,969

Average Assets	$3,674,500	$380,504	$2,430	$409,191	$(725,236)	$3,741,389

At and for the Three Months Ended September 30, 2014:
Net interest income	$27,302	$794	$—	$(180)	$—	$27,916
Non-interest income	1,609	6,685	113	44	—	8,451
Non-interest expense	13,375	7,514	108	1,218	—	22,215
Net income (loss) before provision and taxes	15,536	(35)	5	(1,354)	—	14,152
Provision for loan losses	—	—	—	—	—	—
Provision for income taxes	5,176	41	2	(509)	—	4,710
Reported net income (loss)	$10,360	$(76)	$3	$(845)	$—	$9,442
Add: merger & acquisition expense reported above	43	—	—	21	—	64
Increase (decrease) in unrealized gains on mortgage banking activities (SAB 109)	—	3,360	—	—	—	3,360
Change in provision for income taxes associated with merger & acquisition expense & SAB 109	(14)	(1,193)	—	(7)	—	(1,214)
Operating net income (loss)	$10,389	$2,091	$3	$(831)	$—	$11,652

Average Assets	$3,188,855	$352,621	$2,418	$388,497	$(689,673)	$3,242,718

	Commercial	Mortgage	Wealth		Intersegment
	Banking	Banking	Management	Other	Elimination	Consolidated
At and for the Nine Months Ended September 30, 2015:
Net interest income	$84,632	$1,834	$—	$(543)	$—	$85,923
Non-interest income	4,329	35,583	356	3,332	—	43,600
Non-interest expense	44,223	23,213	330	3,250	—	71,016
Net income (loss) before provision and taxes	44,738	14,204	26	(461)	—	58,507
Provision for loan losses	939	—	—	—	—	939
Provision for income taxes	14,209	5,187	9	(156)	—	19,249
Reported net income (loss)	$29,590	$9,017	$17	$(305)	$—	$38,319
Add: merger & acquisition (M&A) expense reported above	471	—	—	—	—	471
Add: legal expense associated with litigation settlement	—	—	—	500	—	500
Less: litigation settlement	—	—	—	(2,950)	—	(2,950)
Increase (decrease) in unrealized gains on mortgage banking activities (SAB 109)	—	(4,934)	—	—	—	(4,934)
Change in provision for income taxes associated with M&A expense, litigation settlement & SAB 109	(158)	1,752	—	858	—	2,452
Operating net income (loss)	$29,903	$5,835	$17	$(1,897)	$—	$33,858

Average Assets	$3,516,829	$359,173	$2,418	$413,978	$(711,837)	$3,580,561

At and for the Nine Months Ended September 30, 2014:
Net interest income	$78,842	$2,177	$—	$(523)	$—	$80,496
Non-interest income	3,475	24,443	484	399	—	28,801
Non-interest expense	44,363	23,544	321	4,972	—	73,200
Net income (loss) before provision and taxes	37,954	3,076	163	(5,096)	—	36,097
Provision for loan losses	2,541	—	—	—	—	2,541
Provision for income taxes	11,874	1,180	57	(1,720)	—	11,391
Reported net income (loss)	$23,539	$1,896	$106	$(3,376)	$—	$22,165
Add: merger & acquisition expense reported above	5,157	—	—	576	—	5,733
Increase (decrease) in unrealized gains on mortgage banking activities (SAB 109)	—	(4,298)	—	—	—	(4,298)
Change in provision for income taxes associated with merger & acquisition expense & SAB 109	(1,707)	1,526	—	(191)	—	(372)
Operating net income (loss)	$26,989	$(876)	$106	$(2,991)	$—	$23,228

Average Assets	$3,054,416	$302,635	$2,346	$385,890	$(590,005)	$3,155,282

Table 7.

Cardinal Financial Corporation and Subsidiaries

Mortgage Banking Segment Supplemental Information

Summary of Activity and Impact of SAB 109 on Net Income

(Dollars in thousands)

(Unaudited)

	9/30/15	6/30/15	3/31/15	12/31/14	09/30/14
For the Three Months Ended:
Applications	$1,149,000	$1,403,000	$1,595,000	$922,000	$973,000
Loans closed	885,715	1,086,264	843,734	778,586	826,786
Loans sold	983,355	923,406	848,559	768,971	889,549

At Period End:
Locked pipeline	$316,684	$363,613	$449,865	$194,919	$265,443
Loans held for sale	329,712	427,351	264,494	269,319	259,703
SAB 109 total unrealized gains recognized	17,757	20,485	19,510	12,823	13,734
Change in unrealized gains	(2,728)	975	6,687	(910)	(3,360)
Change in aftertax income	(1,760)	629	4,313	(587)	(2,167)

REPORTED NET INCOME	$631	$2,412	$5,974	$762	$(76)
OPERATING NET INCOME	2,391	1,783	1,661	1,349	2,091